As filed with the Securities and Exchange Commission on March 11, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEXEO THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	85-4012572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue South, Floor 6

New York, New York, 10010

(212) 547-9879

(Address of principal executive offices, including zip code)

Lexeo Therapeutics, Inc. 2023 Equity Incentive Plan

Lexeo Therapeutics, Inc. 2023 Employee Stock Purchase Plan

(Full title of the plan)

R. Nolan Townsend

Chief Executive Officer

Lexeo Therapeutics, Inc.

345 Park Avenue South, Floor 6

New York, New York 10010

(212) 547-9879

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Megan J. Baier Wilson Sonsini Goodrich & Rosati, P.C. 1301 Avenue of the Americas New York, New York 10019 (212) 999-5800	Jenny R. Robertson Chief Business and Legal Officer Lexeo Therapeutics, Inc. 345 Park Avenue South, Floor 6 New York, New York 10010 (212) 547-9879

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Lexeo Therapeutics, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K (including those portions of the Registrant’s definitive proxy statement relating to its 2024 annual meeting of stockholders that are incorporated by reference in the Registrant’s Annual Report on Form 10-K) for the fiscal year ended December 31, 2023 filed with the SEC on March 11, 2024; and

(2) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on November 1, 2023 (File No. 001-41855) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director and officer, except where the director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or where the director or officer breached such person’s duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or obtained an improper personal benefit, and except for any action by or in the right of the corporation against an officer. The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate the liability of its directors and officers for monetary damages to the fullest extent permitted under applicable law.

Section 145 of the Delaware General Corporation Law generally provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that: (i) the Registrant is required to indemnify its directors to the fullest extent not prohibited by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify its officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) the Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into indemnification agreements with its directors and executive officers that generally require it to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests.

The Registrant maintains a directors’ and officers’ liability insurance policy that covers its directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference				Filed or Furnished Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation	S-1	333-274777	3.3	October 30, 2023
4.2	Amended and Restated Bylaws	S-1	333-274777	3.4	October 30, 2023
4.3	Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated August 10, 2021	S-1	333-274777	4.1	September 29, 2023
4.4	Form of common stock certificate	S-1	333-274777	4.2	October 30, 2023
4.5	Form of Registration Rights Agreement, dated March 11, 2024	10-K	001-41855	4.4	March 11, 2024
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.					X
23.1	Consent of KPMG LLP, independent registered public accounting firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)
99.1	The Registrant’s 2023 Equity Incentive Plan and Forms of Option Grant Notice and Agreement,	S-1	333-274777	10.2	October 30, 2023

	Exercise Notice, Early Exercise Notice and Restricted Stock Award Notice
99.2	The Registrant’s 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended	8-K	333-274777	10.3	October 30, 2023
107	Filing fee table					X

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Not1withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 11, 2024.

LEXEO THERAPEUTICS, INC.

By:	/s/ R. Nolan Townsend
R. Nolan Townsend
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of R. Nolan Townsend and Jenny Robertson as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ R. Nolan Townsend	Chief Executive Officer and Director	March 11, 2024
R. Nolan Townsend	(Principal Executive, Financial and Accounting Officer)

/s/ Mette Kirstine Agger	Director	March 11, 2024
Mette Kirstine Agger

/s/ Steven Altschuler	Director	March 11, 2024
Steven Altschuler, M.D.

/s/ Paula HJ Cholmondeley	Director	March 11, 2024
Paula HJ Cholmondeley

/s/ Brenda Cooperstone	Director	March 11, 2024
Brenda Cooperstone, M.D.

/s/ Bernard Davitian	Director	March 11, 2024
Bernard Davitian

/s/ Reinaldo Diaz	Director	March 11, 2024
Reinaldo Diaz